Prudential Jennison Small Company Fund, Inc.
Semi-Annual period ended 3/31/2017
File Number 811-03084


SUB-ITEM 77Q1(a)
Material Amendment to the Registrant's Charter or By-laws


PRUDENTIAL JENNISON SMALL COMPANY FUND, INC.
ARTICLES SUPPLEMENTARY

  Prudential Jennison Small Company Fund, Inc., a Maryland corporation registered under the Investment Company Act of 1940, as amended, as an open-end management investment company (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

  FIRST: Pursuant to authority expressly vested in the Board of Directors of the Corporation (the "Board of Directors") by the charter of the Corporation (the "Charter") and Section 2-208 of the Maryland General Corporation Law, the Board of Directors has classified and designated:

    (a) 40,000,000 authorized but unissued shares of Prudential Jennison Small Company Fund Class A Common Stock (the
"Small Company Class A Common Stock") as 40,000,000 additional shares of Prudential Jennison Small Company Fund Class Z Common
Stock (the "Class Z Common Stock"); and

    (b) 160,000,000 authorized but unissued shares of the Small Company Class A Common Stock, 65,000,000 authorized but unissued shares of Prudential Jennison Small Company Fund Class B Common Stock, 50,000,000 authorized but unissued shares of Prudential Jennison Small Company Fund Class C Common Stock, 25,000,000 authorized but unissued shares of Prudential Jennison Small Company Fund Class M Common Stock and 25,000,000 authorized but unissued shares of Prudential Jennison Small Company Fund New Class X Common Stock as 325,000,000 shares of Prudential Jennison Small Company Fund Class T Common Stock (the "Class T Common Stock").

The Class Z Common Stock and the Class T Common Stock shall have the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications or terms or conditions of redemption of the existing class or new class of Common Stock as set forth in the Charter.




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  SECOND: Prior to the classification and designation in
these Articles Supplementary, the total number of shares of all series and classes of stock which the Corporation had authority to issue was 1,250,000,000 shares, $0.01 par value per share, having an aggregate par value of $12,500,000, classified and designated as follows:

   Class A Common Stock    300,000,000
  Class B Common Stock   75,000,000
  Class C Common Stock  100,000,000
  Class Q Common Stock 225,000,000
  Class R Common Stock   225,000,000
  Class Z Common Stock  275,000,000
  Class M Common Stock    25,000,000
  New Class X Common Stock    25,000,000

  THIRD: As classified and designated hereby, the total number of shares of all series and classes of stock which the Corporation has authority to issue is 1,250,000,000 shares, $0.01 par value per share, having an aggregate par value of $12,500,000, classified and designated as follows:

   Class A Common Stock    100,000,000
  Class B Common Stock   10,000,000
  Class C Common Stock 50,000,000
  Class Q Common Stock   225,000,000
  Class R Common Stock 225,000,000
  Class Z Common Stock 315,000,000
  Class T Common Stock  325,000,000
  FOURTH: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law. These Articles Supplementary do not increase the total number of authorized shares of stock of the Corporation.
  FIFTH: The undersigned officer of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of [his or her] knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.
[SIGNATURES ON FOLLOWING PAGE]



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    IN WITNESS WHEREOF, Prudential Jennison Small Company
Fund, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President and witnessed by its Assistant Secretary on this 9th day of March, 2017.

ATTEST: PRUDENTIAL JENNISON SMALL COMPANY FUND, INC.
/s/Jonathan D. Shain____   By:__/s/Scott E. Benjamin_______
Name:  Jonathan D. Shain Name:  Scott E. Benjamin
Title: Assistant Secretary Title: Vice President